UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 11, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2011, the board of directors appointed Rene von Boeck (Age: 74) to serve as the Company’s Vice President of Exploration and Francis Xavier Reinhold Delzer (Age: 75) to serve as the Company’s Vice President of Operations to each hold office until removed by the board of directors.

There are no family relationships between Messrs. von Boeck and Delzer and any other of our directors or executive officers.

Neither Mr. von Boeck nor Mr. Delzer has had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  At this time, we do not have any employment agreement with either Mr. von Boeck nor Mr. Delzer.

Since 2006, Mr. von Boeck has served as a consulting mining and exploration geologist for a several companies including Northland Resources, Fortuna Silver Mines, Shoshone Silver Mining Company, Sterling Mining de México SA de CV and CCT Capital.  Mr. Von Boeck work for Shoshone Silver Mining Company included geological consulting work during the first quarter of 2006, management of their drill program from September 2007 to October 2007 and general consulting work during 2008. Mr. Von Boeck work for Sterling Mining de México SA de CV included property evaluations, management of drill programs and tunnel rehabilitation in 2006 and he worked on a property evaluation report in the first and third quarter of 2007.  Mr. Von Boeck’s work prior to 2006 includes working as a senior geologist for a number of mining companies in all phases of mining exploration, resource evaluation and due diligence studies of mines that were targets for potential acquisitions.

Mr. Delzer has been active in the mining industry since 1962 and from 1962 to 1975 held multiple supervisory positions in the mining industry for companies with operations in Chile, Ecuador, Venezuela, Peru and Brazil. Mr. Delzer is a licensed professional engineer in Kentucky and West Virginia.  From 2001 to 2003, Mr. Delzer served as the Commissioner of the Kentucky Department of Mines and Minerals.  Since 2003, Mr. Delzer has served as a mining consultant to several companies assisting with various tasks including the mining permit application process and mining property inspections to verify tonnage production and recovery.  Companies for which Mr. Delzer has provided mining consulting services to since 2003 include Elm Street Resources (2003 to 2005; February 2008 to October 2008; and August 2010 to present), Sterling Mining, Inc. (April 2006 to December 2006), Bunker Hill Mining (March 2007 to December 2007) and Stagg Resources Consultants (October 2007 to November 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer